UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 400 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth in Item 8.01 under the caption “Preliminary Financial Information (Unaudited)” is incorporated into this Item 2.02 by reference.

Item 8.01 Other Events.

Preliminary Financial Information (Unaudited)

Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) reports that it estimates its cash, cash equivalents and marketable securities as of January 2, 2024 were approximately $205.4 million. This estimate of the Company’s cash, cash equivalents and marketable securities as of January 2, 2024 is preliminary, has not been audited, is based on information available to the Company as of the filing of this Current Report on Form 8-K (this “Report”), and is subject to change. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position as of January 2, 2024. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary information and, accordingly, does not express an opinion or any other form of assurance about it.

Corporate Update

The Company is providing a corporate update, attached as Exhibit 99.1 to this Report and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Report, including Exhibit 99.1 attached hereto, contains forward-looking statements, including statements about the Company’s preliminary estimates of cash, cash equivalents and marketable securities as of January 2, 2024, the initial interim clinical data from the ARDENT trial and the Company’s belief that it supports further dose escalation and expansion within the ARDENT trial and broader application of this technology in allogeneic cell therapies in other indications, our beliefs relating to our observations of data from our clinical trials and recently conducted studies as well as expectations regarding additional clinical data to be generated and reported by the Company. These forward-looking statements reflect the Company’s views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including risks related to preliminary financial results, such as the risks that the preliminary financial information reflects information available to the Company only at this time and may differ from actual results, risks and uncertainties associated with discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as a clinical stage company, including the potential for the Company’s product candidates to cause serious adverse events, the timing, progress and results of the Company’s clinical trials, the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results, regulatory risks, and the Risk Factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023; therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. However, readers should carefully review the reports and documents the Company files or furnishes from time to time with the SEC, particularly its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Corporate Update

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sana Biotechnology, Inc.

Date: February 7, 2024	By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
Executive Vice President and General Counsel